New Issue Marketing Materials

$ [576,932,000]

J.P. Morgan Alternative Loan Trust  2006-A2 Pool 1 Certificates

J.P. Morgan Acceptance Corporation I

Depositor

[Wells Fargo Bank, N.A.]

Master Servicer

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co.  All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

.

JPALT 2006-A2 Preliminary Term Sheet: Structural Summary

April 4, 2006

Pool 1 Bond Summary

$[576,932,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-A2

Class(1)	Approximate Size ($)	Initial Coupon	Est.WAL (yrs.) To Call(2)	Pmt. Window (Mths.) To Call(2)	Approx. Initial C/E(3)	Approx. Targeted C/E(3)(4)	Expected Ratings Moody’s/S&P(3)
1-A-1	150,000,000	1M LIBOR + [ ]	2.38	May06~Sep12	[ 17.20 ]	[ 34.40 ]	Aaa / AAA
1-A-2	200,287,000	1M LIBOR + [ ]	1.00	May06-Jul08	[ 17.20 ]	[ 34.40 ]	Aaa / AAA
1-A-3	62,729,000	1M LIBOR + [ ]	3.00	Jul08~May10	[ 17.20 ]	[ 34.40 ]	Aaa / AAA
1-A-4	72,697,000	1M LIBOR + [ ]	5.64	May10-Sep12	[ 17.20 ]	[ 34.40 ]	Aaa / AAA
1-A-5	53,969,000	1M LIBOR + [ ]	2.38	May06~Sep12	[ 8.00 ]	[ 16.00 ]	Aaa / AAA
1-M-1	14,665,000	1M LIBOR + [ ]	4.44	Jun09-Sep12	[ 5.50 ]	[ 11.00 ]	[Aa2] / [AA+]
1-M-2	11,732,000	1M LIBOR + [ ]	4.41	Jun09-Sep12	[ 3.50 ]	[ 7.00 ]	[A2] / [A+]
1-B-1	7,920,000	1M LIBOR + [ ]	4.38	May09-Sep12	[ 2.15 ]	[ 4.30 ]	[Baa2] / [BBB+]
1-B-2	2,933,000	1M LIBOR + [ ]	4.21	May09-Apr12	[ 1.65 ]	[ 3.30 ]	[Baa3] / [BBB]

Non-Offered Certificates

CE	9,679,218	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The classes listed hereby and described in this preliminary term sheet are the classes of certificates of J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A2 that relate to a pool of mortgage loans that will be designated as “Pool 1.” No other classes of certificates related to the J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A2 are described in this preliminary term sheet.

(2)

Weighted average life calculated at the pricing speed and to the date on which and the optional clean-up call is first eligible to be exercised, each as set forth in Summary of Terms below.

(3)

Ratings and Credit Enhancement Levels subject to change upon final confirmation from Moody’s and S&P.  Credit Enhancement Levels include the overcollateralization amount.

(4)

Targeted C/E level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Description of the Collateral

The Pool 1 mortgage loans will consist of first-lien, hybrid adjustable-rate mortgage loans secured by one- to four-family residential properties, with a total principal balance of approximately $[586,611,218.34].

§

Approximately [16.14]% of the Pool 1 mortgage loans have penalties for full or partial prepayments.

§

The weighted average FICO score of the Pool 1 mortgage loans is approximately [710] (excluding 0.22% of the Pool 1 mortgage loans for which FICO was not yet available)

§

The weighted average original LTV of the Pool 1 mortgage loans is approximately [76.63]%

THE CHARACTERISTICS OF THE POOL 1 MORTGAGE LOANS ARE SUBJECT TO CHANGE UPON THE FINAL ISSUANCE OF THE CERTIFICATES. ALL INFORMATION CONTAINED HEREIN CONCERNING THE POOL 1 MORTGAGE LOANS IS BASED ON THE PRELIMINARY POOL 1 MORTGAGE POOL.

Structure

Overview

Pool 1 Senior Certificates

·

Interest will accrue on the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5 Certificates (the “Pool 1 Senior Certificates”) at a rate of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the weighted average of the net interest rates on the Pool 1 mortgage loans (“the Net WAC Rate”), on an Actual/360 basis with 0 days delay.

·

Each class of Pool 1 Senior Certificates will be entitled to basis risk shortfalls resulting from application of the Net WAC Rate cap from amounts received in respect of the related Yield Maintenance Agreement.

·

The Pool 1 Senior Certificates will be entitled to all principal payments on each distribution date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

·

For any distribution date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

Pool 1 Mezzanine and Pool 1 Subordinate Certificates:

·

The Class 1-M-1 and Class 1-M-2 Certificates (the “Pool 1 Mezzanine Certificates”) will have a higher priority than the Class 1-B-1 and Class 1-B-2 Certificates (the “Pool 1 Subordinate Certificates”).  Among the Pool 1 Mezzanine Certificates, the Class 1-M-2 Certificates will be subordinate to the Class 1-M-1 Certificates. Among the Pool 1 Subordinate Certificates, the Class 1-B-2 Certificates will be subordinate to the Class 1-B-1 Certificates.

·

Interest will accrue on Pool 1 Mezzanine and Pool 1 Subordinate Certificates at a rate of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the Net WAC Rate, on an Actual/360 basis with 0 days delay.

·

Each class of Pool 1 Mezzanine and Pool 1 Subordinate Certificates will be entitled to basis risk shortfalls resulting from application of the Net WAC Rate cap from amounts received in respect of the related Yield Maintenance Agreement.

·

On each distribution date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal only in the event that the Pool 1 Senior Certificates have been paid in full on or prior to such date.

·

For any distribution date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [1.65]% of the Cut-off Date balance of the collateral.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to [ 3.30 ]% of the then current balance of the collateral, subject to an O/C floor of [ 0.50 ]% of the Cut-off Date collateral balance.

Pool 1 Senior Certificates(1) [ 92.00 ]%

Loss Allocation

Any realized losses will be absorbed first by the Class CE Certificates by a reduction of amounts otherwise payable to such Certificates, then will reduce the O/C amount and finally, such realized losses will be allocated to the Pool 1 Subordinate and  Pool 1 Mezzanine Certificates, in reverse order of priority of distribution.

Class 1-M-1 [ 2.50 ]%
Class 1-M-2 [ 2.00 ]%
Class 1-B-1 [ 1.35 ]%
Class 1-B-2 [ 0.50 ]%

Overcollateralization

Initial O/C: [1.65%] of Cut-off Date collateral balance.

Target O/C: On or after the Step-Down Date, provided a Trigger Event is not in effect, [3.30%] of the then current collateral balance, subject to a floor of [0.50%] of the Cut-off Date collateral balance.

Excess Spread Excess spread, if any, will be distributed to the Class CE Certificates.

(1)  Pool 1 Senior Certificates share preferential right to receive interest over the Pool 1 Mezzanine and Pool 1 Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any distribution date on or after the Step-Down Date if either (i) the percentage obtained by dividing the (x) current principal balance of the mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the collateral balance as of the last day of the prior calendar month, is greater than [35.75]% of the senior enhancement percentage for the related distribution date or if (ii) the cumulative realized loss on the collateral exceeds the percentage set forth in the following table:

Range of Distribution Dates	Percentage
[May 2009] – [April 2010]	[ 0.60 ]%*
[May 2010] – [April 2011]	[ 1.05 ]%*
[May 2011] – [April 2012]	[ 1.45]%*
[May 2012] and thereafter	[ 1.75 ]%*

The percentages indicated are the percentages applicable for the first distribution date in the corresponding range of distribution dates.  The percentage for each succeeding distribution date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first distribution date in that range and the first distribution date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Pool 1 Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Pool 1 Senior Certificates, the related Interest Distribution Amount;

2.

To the Pool 1 Senior Certificates, the related unpaid Interest Shortfall, if any;

3.

To the Class 1-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

4.

To the Class 1-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class 1-B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 1-B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Pool 1 Interest Remittance Amounts remaining undistributed following these distributions will distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below.  On any Distribution Date, any Net Interest Shortfalls for Pool 1 will first reduce Net Monthly Excess Cashflow and then will be allocated among the Pool 1 Senior Certificates, the Pool 1 Mezzanine Certificates and the Pool 1 Pool 1 Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Pool 1 Senior Certificates, concurrently:

a.

approximately [90.00]%, concurrently:

i)

approximately [30.88]% to the Class 1-A-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

ii)

approximately [69.12]%, sequentially, to the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

b.

approximately [10.00]%, to the Class 1-A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

2.

To the Class 1-M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

To the Class 1-M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

4.

To the Class 1-B-1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

5.

To the Class 1-B-2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Pool 1 Senior Certificates, the Pool 1 Senior Principal Distribution Amount, concurrently:

a.

approximately [90.00]%, concurrently:

i)

approximately [30.88]% to the Class 1-A-1 Certificates, until the Class Principal Amount of each such class has been reduced to zero;

ii)

approximately [69.12]%, sequentially, to the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

b.

approximately [10.00]%, to the Class 1-A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

2.

To the Class 1-M-1 Certificates, the Class 1-M-1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

3.

To the Class 1-M-2 Certificates, the Class 1-M-2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

4.

To the Class 1-B-1 Certificates, the Class 1-B-1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

5.

To the Class 1-B-2 Certificates, the Class 1-B-2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Pool 1 Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralized Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the class or classes of Pool 1 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Pool 1 Principal Distribution Amount in accordance with the priorities described above;

2.

To the Pool 1 Senior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

3.

To the Class 1-M-1 Certificates, the unpaid Interest Shortfall allocable to such class;

4.

To the Class 1-M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

5.

To the Class 1-M-2 Certificates, the unpaid Interest Shortfall allocable to such class;

6.

To the Class 1-M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

7.

To the Class 1-B-1 Certificates, the unpaid Interest Shortfall allocable to such class;

8.

To the Class 1-B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

9.

To the Class 1-B-2 Certificates, the unpaid Interest Shortfall allocable to such class;

10.

To the Class 1-B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

11.

concurrently, to the holders of the Pool 1 Senior Certificates, pro rata, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

12.

To the Class 1-M-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

13.

To the Class 1-M-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

14.

To the Class 1-B-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

15.

To the Class 1-B-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

16.

To the Reserve Fund for distribution to the Pool 1 Certificates in accordance with the priorities set forth below, any Basis Risk Shortfall Carryover Amounts for the Pool 1 Certificates for such Distribution Date (after giving effect to any amounts paid under the Yield Maintenance Agreements on such Distribution Date);

17.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto;

18.

To the Class CE Certificates

Yield Maintenance Agreements and Reserve Fund

The Issuing Entity will enter into nine Yield Maintenance Agreements, each for the benefit of one or more classes of LIBOR Certificates. Under each Yield Maintenance Agreement, the counterparty will agree to pay to the Issuing Entity two Business Days prior to each Distribution Date beginning on or around May 2006 and ending on or around February 2011, an amount equal to the product of a) the excess, if any, of LIBOR (subject to the Rate Cap Ceiling) over the related Cap Strike Rate, b) the related Scheduled Notional Amount, and c) a fraction, the numerator of which is the actual number of days elapsed from and including the 25th of the month prior to the month of such Distribution Date to and including the 24th of the month of such Distribution Date, and the denominator of which is 360.

Any amounts received under a Yield Maintenance Agreement will be distributed to the Reserve Fund. On each Distribution Date, amounts on deposit in the Reserve Fund will be distributed sequentially as follows:

1.

To each class of LIBOR Certificates, the amount received in respect of the related Yield Maintenance Agreement, up to the Basis Risk Shortfall Carryover Amount for such Class of LIBOR Certificates;

2.

concurrently,

a.

to the Class 1-A-3 and 1-A-4 Certificates, sequentially in that order, from payments from the Class 1-A-2 Yield Maintenance Agreement remaining after distributions pursuant to clause (1) above, up to the remaining Basis Risk Shortfall Carryover Amounts for the Class 1-A-3 and 1-A-4 Certificates, respectively;

b.

to the Class 1-A-2 and 1-A-4 Certificates, sequentially in that order, from payments from the Class 1-A-3 Yield Maintenance Agreement remaining after distributions pursuant to clause (1) above, up to the remaining Basis Risk Shortfall Carryover Amounts for the Class 1-A-2 and 1-A-4 Certificates, respectively;

c.

to the Class 1-A-2 and 1-A-3 Certificates, sequentially in that order, from payments from the Class 1-A-4 Yield Maintenance Agreement remaining after distributions pursuant to clause (1) above, up to the remaining Basis Risk Shortfall Carryover Amounts for the Class 1-A-2 and 1-A-3 Certificates, respectively;

3.

to the Pool 1 Principal Remittance Amount, the Net Cumulative Realized Loss Amount on such Distribution Date;

4.

to the Pool 1 Senior Certificates, pro rata, any applicable Unpaid Realized Loss Amounts (prior to giving effect to amounts available to be paid in respect of Unpaid Realized Loss Amounts as described above);

5.

to the Class 1-M-1, Class 1-M-2, Class 1-B-1 and Class 1-B-2 Certificates, in that order, any applicable Unpaid Realized Loss Amounts (prior to giving effect to amounts available to be paid in respect of Unpaid Realized Loss Amounts as described above)

6.

to the Class CE Certificates, any remaining amounts.

JPALT 2006-A2 Preliminary Term Sheet: Structural Summary

April 4, 2006

Deal Summary

Issuing Entity	J.P. Morgan Alternative Loan Trust 2006-A2
Pool 1 Offered Certificates

Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, 1-M-1, Class 1-M-2, 1-B-1, and Class 1-B-2 Certificates are the “Pool 1 Offered Certificates”.  In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

Pool 1 Senior Certificates:	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5.
Pool 1 Mezzanine Certificates:	Class 1-M-1, Class 1-M-2.
Pool 1 Subordinate Certificates:	Class 1-B-1, Class 1-B-2.
LIBOR Certificates:	The Pool 1 Offered Certificates.

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I.
Trustee	U.S. Bank National Association.
Master Servicer	Wells Fargo Bank, N.A. (the “Master Servicer”).
Servicers	J.P. Morgan Chase Bank, National Association, Washington Mutual Bank, and PHH Mortgage Corporation.
Custodian	JPMorgan Chase Bank, N.A.
Cut-off Date	April 1, 2006.
Settlement Date	April 28, 2006.
Optional Clean-Up Call

The Clean-Up Call option with respect to Pool 1 may be exercised on the first distribution date on which the current balance of the collateral in pool 1 reaches 10% of its Cut-off Date balance and on each distribution date thereafter.

Pricing Prepayment Speed	30% Constant Prepayment Speed (“CPR”).

Summary of Terms

Basis Risk Shortfall Carryover Amounts

For any Distribution Date and any Class of LIBOR Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class of LIBOR Certificates would have accrued on such Distribution Date had its Certificate Interest Rate for such Distribution Date been equal to the lesser of (a) One-Month LIBOR plus the applicable Certificate Margin and (b) 11.50% per annum, over (y) the amount of interest such Class of LIBOR Certificates accrued for such Distribution Date at the Pool 1 Net WAC (adjusted to an actual/360 basis) and (ii) the unpaid portion of any Basis Risk Shortfall Carryover Amount for such Class of LIBOR Certificates from prior Distribution Dates together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the lesser of (a) One-Month LIBOR plus the Certificate Margin for such Class of LIBOR Certificates for the related Accrual Period and (b) 11.50% per annum.

Cap Strike Rate

With respect to any class of Pool 1 Senior Certificates, Pool 1 Mezzanine Certificates or Pool 1 Subordinate Certificates and any distribution date, the rate specified in the related Yield Maintenance Agreement for such distribution date.

Distribution Date	25th day of each month (or the next business day), commencing in May 2006.
Interest Distribution Amount

With respect to each class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Certificate Interest Rate on the related Class Principal Amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Shortfall

With respect to any class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Net Cumulative Realized Loss Amount

For any Distribution Date, cumulative Realized Losses incurred on the Pool 1 mortgage loans from the Cut-Off Date through the end of the prior calendar month less the amount of payments made to the Pool 1 Principal Remittance Amount from payments under the Yield Maintenance Agreements.

Net Interest Shortfalls	With respect to any Distribution Date and Pool 1, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for Pool 1 for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for Pool 1 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Pool 1 Certificates, (B) the Interest Shortfall for the Pool 1 Senior Certificates and (C) the Pool 1 Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to Pool 1 and any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Overcollateralization Amount

For any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) the sum of the aggregate Class Principal Amount of the Pool 1 Certificates (other than the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Pool 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date).  Initially, the Overcollateralized Amount will be approximately [1.65]% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Pool 1 Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) [0.50]% and (ii) the aggregate Stated Principal Balance of the Pool 1 mortgage loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Pool 1 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralized Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any to any Distribution Date (1) prior to the Pool 1 Step-Down Date, approximately [1.65]% of the aggregate Stated Principal Balance of the Pool 1 mortgage loans as of the Cut-off Date, (2) on or after the Pool 1 Step-Down Date, provided a Trigger Event is not in effect, the greater of (x) [3.30]% of the aggregate Stated Principal Balance of the Pool 1 mortgage loans as of the last day of the related Due Period and (y) the Overcollateralization Floor, and (3) on or after the Pool 1 Step-Down Date, if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 1 Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1 Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Pool 1 Interest Remittance Amount

With respect to any Distribution Date is that portion of the available distribution amount for Pool 1 for such Distribution Date attributable to interest received or advanced with respect to the Pool 1 mortgage loans and Compensating Interest paid by the Servicer or Master Servicer with respect to the Pool 1 mortgage loans.

Pool 1 Net WAC

For any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 1 Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 1 Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Pool 1 Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount for Pool 1 equal to the sum of (i) all scheduled payments of principal collected or advanced on the Pool 1 mortgage loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Pool 1 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Pool 1 mortgage loans received during the related Prepayment Period, including any Subsequent Recoveries on the Pool 1 mortgage loans; and (iv) the principal portion of the purchase price of each Pool 1 mortgage loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the  Pool 1 mortgage loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi) amounts paid under the Yield Maintenance Agreements to cover the Net Cumulative Realized Loss Amount.

Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan.  With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation.  With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Reserve Fund	The separate account for the benefit of the holders of the LIBOR Certificates for the deposit of any amounts received under the Yield Maintenance Agreements.
Scheduled Notional Amount

With respect to any class of Pool 1 Senior, Pool 1 Mezzanine or Pool 1 Subordinate Certificates and any distribution date, the notional amount specified in the related Yield Maintenance Agreement for such distribution date.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate Class Principal Amount of the Pool 1 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring May 2009 and (y) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage is greater than or equal to [16.00]% (as calculated prior to the distribution of Pool 1 Principal Distribution Amount on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates).

Unpaid Realized Loss Amount

For any class of Pool 1 Senior, Pool 1 Pool 1 Mezzanine or Pool 1 Subordinate Certificates, the portion of the aggregate allocated realized loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Yield Maintenance Agreement

Any of the nine interest rate yield maintenance agreements between the Issuing Entity and the Counterparty documented pursuant to an ISDA Master Agreement (Multicurrency-Cross Border), together with a schedule and a confirmation.  The Yield Maintenance Agreements are referred to as the Class 1-A-1 Yield Maintenance Agreement, the Class 1-A-2 Yield Maintenance Agreement, Class 1-A-3 Yield Maintenance Agreement, Class 1-A-4 Yield Maintenance Agreement, Class 1-A-5 Yield Maintenance Agreement, the Class 1-M-1 Yield Maintenance Agreement, the Class 1-M-2 Yield Maintenance Agreement, the Class 1-B-1 Yield Maintenance Agreement and the Class 1-B-2 Yield Maintenance Agreement.

JPALT 2006-A2 Preliminary Term Sheet: Sensitivity Analysis

April 4, 2006

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds

	10% CPR		20% CPR		25% CPR
Class	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Est. WAL (years)	Est. WAL (years)	Pmt. Window
1-A-1	7.39	May 06-Oct 24	3.78	May 06-May 16	2.95	May 06~Mar 14
1-A-2	3.26	May 06-Oct 13	1.58	May 06-Dec 09	1.23	May 06-Feb 09
1-A-3	9.89	Oct 13-Nov 18	4.90	Dec 09-Sep 12	3.80	Feb 09~Apr 11
1-A-4	16.60	Nov 18-Oct 24	8.88	Sep 12-May 16	6.96	Apr 11-Mar 14
1-A-5	7.39	May 06-Oct 24	3.78	May 06-May 16	2.95	May 06~Mar 14
1-M-1	12.73	Sep 12-Oct 24	6.61	Jun 09-May 16	5.24	May 09-Mar 14
1-M-2	12.73	Sep 12-Oct 24	6.61	Jun 09-May 16	5.23	May 09-Mar 14
1-B-1	12.71	Sep 12-Oct 24	6.60	Jun 09-May 16	5.21	May 09-Mar 14
1-B-2	12.32	Sep 12-Nov 23	6.34	Jun 09-Oct 15	5.01	May 09-Sep 13

	30% CPR		40% CPR		50% CPR
Class	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Est. WAL (years)	Est. WAL (years)	Pmt. Window
1-A-1	2.38	May 06~Sep 12	1.63	May 06~Oct 10	1.16	May 06~Aug 09
1-A-2	1.00	May 06-Jul 08	0.71	May 06-Nov 07	0.53	May 06-Jun 07
1-A-3	3.00	Jul 08~May 10	2.02	Nov 07-Oct 08	1.50	Jun 07-Mar 08
1-A-4	5.64	May 10-Sep 12	3.82	Oct 08~Oct 10	2.59	Mar 08~Aug 09
1-A-5	2.38	May 06~Sep 12	1.63	May 06~Oct 10	1.16	May 06~Aug 09
1-M-1	4.44	Jun 09-Sep 12	3.75	Sep 09-Oct 10	3.33	Aug 09-Aug 09
1-M-2	4.41	Jun 09-Sep 12	3.64	Jul 09-Oct 10	3.33	Aug 09-Aug 09
1-B-1	4.38	May 09-Sep 12	3.56	Jun 09-Oct 10	3.30	Jul 09-Aug 09
1-B-2	4.21	May 09-Apr 12	3.43	Jun 09-Jul 10	3.21	Jun 09-Jul 09

JPALT 2006-A2 Preliminary Term Sheet: Available Funds Cap

April 4, 2006

Class 1-A-1 Available Funds Cap(1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR
25-May-06	5.08	5.08	5.08	5.08
25-Jun-06	11.50	11.50	11.50	11.50
25-Jul-06	11.45	11.50	11.50	11.50
25-Aug-06	11.36	11.44	11.50	11.50
25-Sep-06	11.28	11.39	11.50	11.50
25-Oct-06	11.22	11.35	11.48	11.50
25-Nov-06	11.13	11.28	11.44	11.50
25-Dec-06	11.08	11.24	11.43	11.50
25-Jan-07	10.97	11.17	11.39	11.50
25-Feb-07	10.90	11.12	11.36	11.50
25-Mar-07	10.95	11.15	11.39	11.50
25-Apr-07	10.75	11.01	11.31	11.50
25-May-07	10.73	10.99	11.30	11.50
25-Jun-07	10.61	10.91	11.25	11.50
25-Jul-07	10.59	10.90	11.25	11.50
25-Aug-07	10.48	10.81	11.20	11.50
25-Sep-07	10.41	10.76	11.18	11.50
25-Oct-07	10.40	10.76	11.18	11.50
25-Nov-07	10.28	10.67	11.12	11.50
25-Dec-07	10.27	10.66	11.13	11.50
25-Jan-08	10.15	10.57	11.07	11.50
25-Feb-08	10.08	10.52	11.05	11.50
25-Mar-08	10.17	10.59	11.09	11.50
25-Apr-08	9.96	10.43	11.00	11.50
25-May-08	9.96	10.42	10.98	11.50
25-Jun-08	9.82	10.31	10.91	11.50
25-Jul-08	9.85	10.33	10.93	11.50
25-Aug-08	9.71	10.22	10.86	11.50
25-Sep-08	9.65	10.17	10.84	11.50
25-Oct-08	9.69	10.20	10.86	11.50
25-Nov-08	9.52	10.06	10.75	11.50
25-Dec-08	9.57	10.10	10.77	11.50
25-Jan-09	9.38	9.92	10.62	11.50
25-Feb-09	9.33	9.88	10.60	11.50
25-Mar-09	9.61	10.04	10.61	11.33
25-Apr-09	9.43	9.78	10.25	10.83
25-May-09	9.61	9.95	10.41	12.40
25-Jun-09	9.43	9.80	11.10	11.50
25-Jul-09	9.64	10.02	11.40	11.50
25-Aug-09	9.46	9.87	11.25	11.50
25-Sep-09	9.49	9.91	11.30	11.50
25-Oct-09	9.92	10.34	11.76	11.50
25-Nov-09	9.77	10.23	11.64	11.50
25-Dec-09	10.00	10.45	11.89	11.50
25-Jan-10	9.82	10.31	11.74	11.50
25-Feb-10	9.81	10.30	11.72	11.50
25-Mar-10	10.65	11.10	12.54	11.50
25-Apr-10	9.95	10.46	11.87	11.50
25-May-10	10.15	10.65	12.07	11.50
25-Jun-10	9.91	10.44	11.84	11.50
25-Jul-10	10.11	10.81	12.04	11.50
25-Aug-10	9.88	11.04	11.82	11.50
25-Sep-10	9.86	11.02	11.80	11.50
25-Oct-10	10.06	11.23	11.99	11.50
25-Nov-10	9.85	11.01	11.80	11.50
25-Dec-10	10.06	11.22	12.00	11.50
25-Jan-11	9.97	11.09	11.86	11.50
25-Feb-11	11.03	11.95	12.47	11.50
25-Mar-11	13.63	14.42	14.67	11.50
25-Apr-11	12.16	12.85	13.07	11.50
25-May-11	12.63	13.34	13.57	11.50
25-Jun-11	12.17	12.85	13.07	11.50
25-Jul-11	12.64	13.34	13.57	11.50
25-Aug-11	12.19	12.86	13.08	11.50
25-Sep-11	12.19	12.86	13.08	11.50
25-Oct-11	12.66	13.35	13.57	11.50
25-Nov-11	12.20	12.86	13.08	11.50
25-Dec-11	12.67	13.35	13.57	11.50
25-Jan-12	12.21	12.86	13.08	11.50
25-Feb-12	12.21	12.86	13.07	11.50
25-Mar-12	13.18	13.87	14.10	11.50
25-Apr-12	12.22	12.86	13.07	11.50
25-May-12	12.69	13.35	13.57	11.50
25-Jun-12	12.23	12.86	13.07	11.50
25-Jul-12	12.70	13.34	13.57	11.50
25-Aug-12	12.24	12.86	13.07	11.50
25-Sep-12	12.24	12.86	13.07	11.50
25-Oct-12	12.93	13.34	13.57	11.50
25-Nov-12	12.67	12.86	13.07	11.50
25-Dec-12	13.16	13.34	13.57	11.50
25-Jan-13	12.67	12.86	12.83	11.50
25-Feb-13	12.67	12.85	11.50	11.50
25-Mar-13	14.23	14.43	11.50	11.50
25-Apr-13	12.67	12.85	11.50	11.50
25-May-13	13.15	13.34	11.50	11.50
25-Jun-13	12.67	12.85	11.50	11.50
25-Jul-13	13.15	13.34	11.50	11.50
25-Aug-13	12.66	12.85	11.50	11.50
25-Sep-13	12.66	12.85	11.50	11.50
25-Oct-13	13.15	13.34	11.50	11.50
25-Nov-13	12.66	12.85	11.50	11.50
25-Dec-13	13.15	13.34	11.50	11.50
25-Jan-14	12.66	12.85	11.50	11.50
25-Feb-14	12.66	12.85	11.50	11.50
25-Mar-14	14.23	14.43	11.50	11.50
25-Apr-14	12.66	12.85	11.50	11.50
25-May-14	13.15	13.34	11.50
25-Jun-14	12.66	12.85	11.50
25-Jul-14	13.15	13.34	11.50
25-Aug-14	12.66	12.85	11.50
25-Sep-14	12.66	12.85	11.50
25-Oct-14	13.15	13.34	11.50
25-Nov-14	12.66	12.85	11.50
25-Dec-14	13.15	13.34	11.50
25-Jan-15	12.66	12.85	11.50
25-Feb-15	12.66	12.85	11.50
25-Mar-15	14.23	14.42	11.50
25-Apr-15	12.67	12.85	11.50
25-May-15	13.15	13.34	11.50
25-Jun-15	12.67	12.85	11.50
25-Jul-15	13.15	13.34	11.50
25-Aug-15	12.67	12.85	11.50
25-Sep-15	12.67	12.85	11.50
25-Oct-15	13.15	13.34	11.50
25-Nov-15	12.67	12.85	11.50
25-Dec-15	13.16	13.34	11.50
25-Jan-16	12.67	12.86	11.50
25-Feb-16	12.68	12.87	11.50
25-Mar-16	13.69	13.88	11.50
25-Apr-16	12.69	12.88	11.50
25-May-16	13.18	13.37	11.50
25-Jun-16	12.69	12.88	11.50
25-Jul-16	13.18	13.37	11.50
25-Aug-16	12.69	12.88
25-Sep-16	12.69	12.88
25-Oct-16	13.18	13.37
25-Nov-16	12.69	12.88
25-Dec-16	13.18	13.38
25-Jan-17	12.69	12.88
25-Feb-17	12.69	12.89
25-Mar-17	14.27	14.47
25-Apr-17	12.69	12.89
25-May-17	13.18	13.38
25-Jun-17	12.69	12.89
25-Jul-17	13.18	13.38
25-Aug-17	12.69	12.80
25-Sep-17	12.70	12.22
25-Oct-17	13.19	12.69
25-Nov-17	12.70	12.23
25-Dec-17	13.19	12.71
25-Jan-18	12.70	12.24
25-Feb-18	12.70	12.25
25-Mar-18	14.27	13.77
25-Apr-18	12.70	12.27
25-May-18	13.19	12.74
25-Jun-18	12.70	12.28
25-Jul-18	13.19	12.76
25-Aug-18	12.70	12.30
25-Sep-18	12.70	12.31
25-Oct-18	13.19	12.78
25-Nov-18	12.70	12.32
25-Dec-18	13.19	12.80
25-Jan-19	12.70	12.34
25-Feb-19	12.70	12.35

Class 1-A-1 Available Funds Cap (continued)(1)(2)

Distribution Date	10% CPR	15% CPR
25-Mar-19	14.28	13.87
25-Apr-19	12.70	12.37
25-May-19	13.19	12.85
25-Jun-19	12.70	12.39
25-Jul-19	13.20	12.87
25-Aug-19	12.71	12.40
25-Sep-19	12.71	12.41
25-Oct-19	13.20	12.89
25-Nov-19	12.71	12.44
25-Dec-19	13.20	12.92
25-Jan-20	12.71
25-Feb-20	12.71
25-Mar-20	13.73
25-Apr-20	12.71
25-May-20	13.21
25-Jun-20	12.72
25-Jul-20	13.21
25-Aug-20	12.72
25-Sep-20	12.72
25-Oct-20	13.21
25-Nov-20	12.72
25-Dec-20	13.21
25-Jan-21	12.72
25-Feb-21	12.72
25-Mar-21	14.31
25-Apr-21	12.73
25-May-21	13.22
25-Jun-21	12.73
25-Jul-21	13.22
25-Aug-21	12.73
25-Sep-21	12.73
25-Oct-21	13.23
25-Nov-21	12.74
25-Dec-21	13.23
25-Jan-22	12.74
25-Feb-22	12.74
25-Mar-22	14.33
25-Apr-22	12.74
25-May-22	13.24
25-Jun-22	12.75
25-Jul-22	13.24
25-Aug-22	12.75
25-Sep-22	12.75
25-Oct-22	12.92
25-Nov-22	12.23
25-Dec-22	12.71
25-Jan-23	12.24
25-Feb-23	12.25
25-Mar-23	13.79
25-Apr-23	12.26
25-May-23	12.74
25-Jun-23	12.27
25-Jul-23	12.75
25-Aug-23	12.28
25-Sep-23	12.29
25-Oct-23	12.77
25-Nov-23	12.30
25-Dec-23	12.78
25-Jan-24	12.31
25-Feb-24	12.32
25-Mar-24	13.31
25-Apr-24	12.33
25-May-24	12.82
25-Jun-24	12.35
25-Jul-24	12.83
25-Aug-24	12.36
25-Sep-24	12.37
25-Oct-24	12.85
25-Nov-24	12.38
25-Dec-24	12.87
25-Jan-25	12.40
25-Feb-25	12.41
25-Mar-25	13.95
25-Apr-25	12.42
25-May-25	12.91
25-Jun-25	12.44
25-Jul-25	12.93
25-Aug-25	12.46
25-Sep-25	12.47

1.

Assumes 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR, and 1-Year CMT are 11.32%.

2.

Any available funds cap rate greater than 11.50% represents repayment of basis risk shortfall amounts from amounts received in respect of the related Yield Maintenance Agreement.

JPALT 2006-A2 Preliminary Term Sheet: Available Funds Cap

April 4, 2006

Class 1-A-2 Available Funds Cap(1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR
25-May-06	4.90	4.90	4.90	4.90
25-Jun-06	11.50	11.50	11.50	11.50
25-Jul-06	11.50	11.50	11.50	11.50
25-Aug-06	11.42	11.50	11.50	11.50
25-Sep-06	11.34	11.45	11.50	11.50
25-Oct-06	11.29	11.41	11.50	11.50
25-Nov-06	11.19	11.34	11.50	11.50
25-Dec-06	11.15	11.31	11.50	11.50
25-Jan-07	11.05	11.24	11.46	11.50
25-Feb-07	10.98	11.20	11.43	11.50
25-Mar-07	11.03	11.24	11.46	11.50
25-Apr-07	10.84	11.10	11.39	11.50
25-May-07	10.82	11.09	11.38	11.50
25-Jun-07	10.71	11.01	11.34	11.50
25-Jul-07	10.69	11.01	11.34	11.50
25-Aug-07	10.58	10.93	11.30	11.50
25-Sep-07	10.52	10.89	11.28	11.50
25-Oct-07	10.52	10.90	11.29	11.50
25-Nov-07	10.40	10.82	11.25	11.50
25-Dec-07	10.41	10.83	11.27	11.50
25-Jan-08	10.29	10.75	11.23	11.50
25-Feb-08	10.23	10.72	11.22	11.50
25-Mar-08	10.32	10.79	11.28	11.50
25-Apr-08	10.13	10.66	11.21	11.50
25-May-08	10.14	10.67	11.22	11.50
25-Jun-08	10.01	10.58	11.18	11.50
25-Jul-08	10.04	10.62	11.23	11.50
25-Aug-08	9.91	10.54	11.21	11.50
25-Sep-08	9.87	10.53	11.23	11.50
25-Oct-08	9.91	10.58	11.31	11.50
25-Nov-08	9.76	10.47	11.27	11.50
25-Dec-08	9.81	10.53	11.38	11.50
25-Jan-09	9.64	10.39	11.32	11.50
25-Feb-09	9.60	10.39	11.42	11.50
25-Mar-09	9.84	10.50	11.43
25-Apr-09	9.62	10.18	11.07
25-May-09	9.81	10.39	11.44
25-Jun-09	9.65	10.30	12.85
25-Jul-09	9.87	10.57	13.61
25-Aug-09	9.72	10.51	14.12
25-Sep-09	9.76	10.64	15.14
25-Oct-09	10.21	11.15	17.36
25-Nov-09	10.09	11.18	21.28
25-Dec-09	10.33	11.50	37.27
25-Jan-10	10.19	11.53
25-Feb-10	10.18	11.66
25-Mar-10	11.02	12.50
25-Apr-10	10.37	12.22
25-May-10	10.58	12.60
25-Jun-10	10.37	12.75
25-Jul-10	10.58	13.60
25-Aug-10	10.38	14.96
25-Sep-10	10.39	15.52
25-Oct-10	10.60	16.42
25-Nov-10	10.44	17.32
25-Dec-10	10.66	18.89
25-Jan-11	10.58	20.81
25-Feb-11	11.43	21.69
25-Mar-11	14.36	38.20
25-Apr-11	12.35	39.69
25-May-11	13.05
25-Jun-11	12.41
25-Jul-11	13.16
25-Aug-11	12.50
25-Sep-11	12.54
25-Oct-11	13.38
25-Nov-11	12.63
25-Dec-11	13.55
25-Jan-12	12.75
25-Feb-12	12.81
25-Mar-12	14.92
25-Apr-12	12.96
25-May-12	14.14
25-Jun-12	13.15
25-Jul-12	14.49
25-Aug-12	13.40
25-Sep-12	13.55
25-Oct-12	15.92
25-Nov-12	15.37
25-Dec-12	17.49
25-Jan-13	16.02
25-Feb-13	16.45
25-Mar-13	24.63
25-Apr-13	17.61
25-May-13	21.47
25-Jun-13	19.55
25-Jul-13	25.26
25-Aug-13	23.36
25-Sep-13	27.11
25-Oct-13	44.42
25-Nov-13	55.01
25-Dec-13	672.73

1.

Assumes 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR, and 1-Year CMT are 11.43%.

2.

Any available funds cap rate greater than 11.50% represents repayment of basis risk shortfall amounts from amounts received in respect of the related Yield Maintenance Agreement.

Class 1-A-3 Available Funds Cap(1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR
25-May-06	5.00	5.00	5.00	5.00
25-Jun-06	11.50	11.50	11.50	11.50
25-Jul-06	11.48	11.50	11.50	11.50
25-Aug-06	11.38	11.46	11.50	11.50
25-Sep-06	11.30	11.41	11.50	11.50
25-Oct-06	11.25	11.37	11.50	11.50
25-Nov-06	11.15	11.30	11.47	11.50
25-Dec-06	11.09	11.26	11.45	11.50
25-Jan-07	10.99	11.19	11.41	11.50
25-Feb-07	10.91	11.13	11.38	11.50
25-Mar-07	10.95	11.16	11.41	11.50
25-Apr-07	10.76	11.02	11.33	11.50
25-May-07	10.73	11.00	11.32	11.50
25-Jun-07	10.61	10.91	11.27	11.50
25-Jul-07	10.59	10.89	11.26	11.50
25-Aug-07	10.46	10.80	11.21	11.50
25-Sep-07	10.39	10.74	11.18	11.50
25-Oct-07	10.38	10.73	11.17	11.50
25-Nov-07	10.25	10.63	11.12	11.50
25-Dec-07	10.24	10.62	11.11	11.50
25-Jan-08	10.11	10.52	11.05	11.50
25-Feb-08	10.04	10.46	11.02	11.50
25-Mar-08	10.12	10.52	11.05	11.50
25-Apr-08	9.90	10.35	10.95	11.50
25-May-08	9.90	10.34	10.93	11.50
25-Jun-08	9.76	10.22	10.85	11.50
25-Jul-08	9.78	10.23	10.86	11.50
25-Aug-08	9.63	10.11	10.78	11.50
25-Sep-08	9.57	10.05	10.75	11.50
25-Oct-08	9.60	10.08	10.76	11.50
25-Nov-08	9.43	9.92	10.64	11.50
25-Dec-08	9.48	9.95	10.66	11.50
25-Jan-09	9.28	9.77	10.50	11.50
25-Feb-09	9.23	9.72	10.46	11.50
25-Mar-09	9.53	9.91	10.48	11.38
25-Apr-09	9.36	9.66	10.13	10.89
25-May-09	9.54	9.83	10.29	12.32
25-Jun-09	9.34	9.66	10.86	11.50
25-Jul-09	9.55	9.86	11.14	11.50
25-Aug-09	9.36	9.69	10.97	11.50
25-Sep-09	9.38	9.72	11.01	11.50
25-Oct-09	9.80	10.14	11.45	11.50
25-Nov-09	9.64	10.00	11.31	11.50
25-Dec-09	9.86	10.22	11.54	11.50
25-Jan-10	9.68	10.05	11.41	11.50
25-Feb-10	9.65	10.03	11.51	11.50
25-Mar-10	10.51	10.84	12.42	11.50
25-Apr-10	9.78	10.15	11.84	11.50
25-May-10	9.98	10.34	12.11	11.50
25-Jun-10	9.73	10.11	11.98	11.50
25-Jul-10	9.93	10.43	12.24	11.50
25-Aug-10	9.68	10.56	12.10	11.50

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR
25-Sep-10	9.66	10.53	12.16	11.50
25-Oct-10	9.87	10.73	12.42	11.50
25-Nov-10	9.64	10.50	12.31	11.50
25-Dec-10	9.85	10.70	12.57	11.50
25-Jan-11	9.76	10.58	12.51	11.50
25-Feb-11	10.88	11.56	12.97	11.50
25-Mar-11	13.16	13.67	15.30	11.50
25-Apr-11	11.99	12.47	13.45	11.50
25-May-11	12.34	12.83	14.21
25-Jun-11	11.98	12.48	13.66
25-Jul-11	12.33	12.87	14.53
25-Aug-11	11.98	12.52	13.94
25-Sep-11	11.98	12.54	14.11
25-Oct-11	12.32	12.95	15.21
25-Nov-11	11.98	12.58	14.54
25-Dec-11	12.31	13.01	15.90
25-Jan-12	11.97	12.63	15.18
25-Feb-12	11.97	12.65	15.61
25-Mar-12	12.65	13.58	19.29
25-Apr-12	11.97	12.70	16.95
25-May-12	12.29	13.19	20.15
25-Jun-12	11.96	12.76	19.73
25-Jul-12	12.28	13.28	26.23
25-Aug-12	11.96	12.83	28.97
25-Sep-12	11.96	12.87	52.81
25-Oct-12	12.40	13.43
25-Nov-12	12.23	12.95
25-Dec-12	12.53	13.56
25-Jan-13	12.21	13.05
25-Feb-13	12.21	13.11
25-Mar-13	13.17	15.15
25-Apr-13	12.19	13.23
25-May-13	12.48	13.97
25-Jun-13	12.18	13.38
25-Jul-13	12.47	14.20
25-Aug-13	12.17	13.57
25-Sep-13	12.16	13.68
25-Oct-13	12.44	14.66
25-Nov-13	12.15	13.95
25-Dec-13	12.42	15.07
25-Jan-14	12.15	14.30
25-Feb-14	12.16	14.52
25-Mar-14	13.09	18.67
25-Apr-14	12.17	15.10
25-May-14	12.47	16.96
25-Jun-14	12.19	15.98
25-Jul-14	12.50	18.51
25-Aug-14	12.20	17.49
25-Sep-14	12.21	18.73
25-Oct-14	12.54	24.04
25-Nov-14	12.23	24.07
25-Dec-14	12.57	39.07
25-Jan-15	12.25	63.39

Distribution Date	10% CPR
25-Feb-15	12.27
25-Mar-15	13.36
25-Apr-15	12.29
25-May-15	12.65
25-Jun-15	12.31
25-Jul-15	12.69
25-Aug-15	12.34
25-Sep-15	12.36
25-Oct-15	12.75
25-Nov-15	12.39
25-Dec-15	12.80
25-Jan-16	12.42
25-Feb-16	12.45
25-Mar-16	13.33
25-Apr-16	12.50
25-May-16	12.96
25-Jun-16	12.55
25-Jul-16	13.03
25-Aug-16	12.60
25-Sep-16	12.63
25-Oct-16	13.16
25-Nov-16	12.70
25-Dec-16	13.25
25-Jan-17	12.77
25-Feb-17	12.81
25-Mar-17	14.70
25-Apr-17	12.91
25-May-17	13.57
25-Jun-17	13.02
25-Jul-17	13.74
25-Aug-17	13.15
25-Sep-17	13.22
25-Oct-17	14.07
25-Nov-17	13.40
25-Dec-17	14.35
25-Jan-18	13.62
25-Feb-18	13.76
25-Mar-18	17.16
25-Apr-18	14.09
25-May-18	15.47
25-Jun-18	14.55
25-Jul-18	16.25
25-Aug-18	15.22
25-Sep-18	15.69
25-Oct-18	18.32
25-Nov-18	17.14
25-Dec-18	21.20
25-Jan-19	20.22
25-Feb-19	23.56
25-Mar-19	57.50
25-Apr-19	65.88

1.

Assumes 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR, and 1-Year CMT are 11.33%.

2.

Any available funds cap rate greater than 11.50% represents repayment of basis risk shortfall amounts from amounts received in respect of the related Yield Maintenance Agreement.

Class 1-A-4 Available Funds Cap(1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR
25-May-06	5.10	5.10	5.10	5.10
25-Jun-06	11.50	11.50	11.50	11.50
25-Jul-06	11.46	11.50	11.50	11.50
25-Aug-06	11.36	11.44	11.50	11.50
25-Sep-06	11.28	11.39	11.50	11.50
25-Oct-06	11.23	11.35	11.48	11.50
25-Nov-06	11.13	11.28	11.44	11.50
25-Dec-06	11.07	11.24	11.43	11.50
25-Jan-07	10.97	11.17	11.39	11.50
25-Feb-07	10.89	11.11	11.36	11.50
25-Mar-07	10.93	11.14	11.38	11.50
25-Apr-07	10.74	11.00	11.30	11.50
25-May-07	10.71	10.97	11.29	11.50
25-Jun-07	10.59	10.89	11.24	11.50
25-Jul-07	10.57	10.87	11.23	11.50
25-Aug-07	10.45	10.78	11.18	11.50
25-Sep-07	10.37	10.72	11.15	11.50
25-Oct-07	10.36	10.70	11.14	11.50
25-Nov-07	10.23	10.61	11.09	11.50
25-Dec-07	10.22	10.60	11.08	11.50
25-Jan-08	10.09	10.49	11.02	11.50
25-Feb-08	10.02	10.44	10.99	11.50
25-Mar-08	10.10	10.49	11.02	11.50
25-Apr-08	9.89	10.33	10.92	11.50
25-May-08	9.89	10.31	10.89	11.50
25-Jun-08	9.74	10.19	10.82	11.50
25-Jul-08	9.77	10.21	10.83	11.50
25-Aug-08	9.62	10.09	10.75	11.50
25-Sep-08	9.56	10.03	10.71	11.50
25-Oct-08	9.59	10.05	10.72	11.50
25-Nov-08	9.42	9.90	10.60	11.50
25-Dec-08	9.46	9.93	10.62	11.50
25-Jan-09	9.27	9.75	10.46	11.50
25-Feb-09	9.21	9.70	10.42	11.50
25-Mar-09	9.52	9.89	10.45	11.34
25-Apr-09	9.35	9.65	10.11	10.86
25-May-09	9.53	9.82	10.27	12.32
25-Jun-09	9.34	9.65	10.85	11.50
25-Jul-09	9.55	9.86	11.13	11.50
25-Aug-09	9.36	9.68	10.96	11.50
25-Sep-09	9.38	9.71	11.00	11.50
25-Oct-09	9.80	10.13	11.44	11.50
25-Nov-09	9.64	10.00	11.30	11.50
25-Dec-09	9.86	10.21	11.53	11.50
25-Jan-10	9.68	10.04	11.36	11.50
25-Feb-10	9.65	10.02	11.34	11.50
25-Mar-10	10.50	10.83	12.15	11.50
25-Apr-10	9.78	10.15	11.46	11.50
25-May-10	9.98	10.33	11.64	11.50
25-Jun-10	9.73	10.10	11.41	11.50
25-Jul-10	9.93	10.43	11.60	11.50
25-Aug-10	9.68	10.56	11.37	11.50
25-Sep-10	9.66	10.53	11.35	11.50
25-Oct-10	9.87	10.73	11.54	11.50
25-Nov-10	9.64	10.50	11.33	11.50
25-Dec-10	9.85	10.71	11.52	11.50
25-Jan-11	9.76	10.58	11.39	11.50
25-Feb-11	10.89	11.56	12.10	11.50
25-Mar-11	13.25	13.74	14.07	11.50
25-Apr-11	12.05	12.53	12.75	11.50
25-May-11	12.41	12.88	13.12	11.50
25-Jun-11	12.04	12.50	12.71	11.50
25-Jul-11	12.40	12.84	13.06	11.50
25-Aug-11	12.04	12.48	12.67	11.50
25-Sep-11	12.04	12.47	12.64	11.50
25-Oct-11	12.39	12.79	12.97	11.50
25-Nov-11	12.03	12.44	12.60	11.50
25-Dec-11	12.37	12.76	12.92	11.50
25-Jan-12	12.03	12.41	12.56	11.50
25-Feb-12	12.03	12.40	12.54	11.50
25-Mar-12	12.72	13.04	13.18	11.50
25-Apr-12	12.02	12.38	12.50	11.50
25-May-12	12.35	12.67	12.79	11.50
25-Jun-12	12.02	12.35	12.46	11.50
25-Jul-12	12.34	12.64	12.74	11.50
25-Aug-12	12.01	12.33	12.43	11.50
25-Sep-12	12.01	12.32	12.41	11.50
25-Oct-12	12.46	12.59	12.68	11.50
25-Nov-12	12.28	12.29	12.40	11.50
25-Dec-12	12.59	12.56	12.68	11.50
25-Jan-13	12.26	12.27	12.16	11.50
25-Feb-13	12.26	12.26	11.50	11.50
25-Mar-13	13.24	13.11	11.50	11.50
25-Apr-13	12.24	12.24	11.50	11.50
25-May-13	12.54	12.49	11.50	11.50
25-Jun-13	12.23	12.22	11.50	11.50
25-Jul-13	12.52	12.46	11.50	11.50
25-Aug-13	12.22	12.20	11.50	11.50
25-Sep-13	12.21	12.19	11.50	11.50
25-Oct-13	12.49	12.42	11.50	11.50
25-Nov-13	12.20	12.17	11.50	11.50
25-Dec-13	12.47	12.40	11.50	11.50
25-Jan-14	12.18	12.15	11.50	11.50
25-Feb-14	12.18	12.14	11.50	11.50
25-Mar-14	13.06	12.87	11.50	11.50
25-Apr-14	12.16	12.12	11.50	11.50
25-May-14	12.43	12.34	11.50
25-Jun-14	12.15	12.11	11.50
25-Jul-14	12.41	12.31	11.50
25-Aug-14	12.14	12.09	11.50
25-Sep-14	12.13	12.08	11.50
25-Oct-14	12.39	12.28	11.50
25-Nov-14	12.12	12.07	11.50
25-Dec-14	12.37	12.26	11.50
25-Jan-15	12.11	12.05	11.50
25-Feb-15	12.11	12.04	11.50
25-Mar-15	12.90	12.68	11.50
25-Apr-15	12.10	12.05	11.50
25-May-15	12.33	12.24	11.50
25-Jun-15	12.08	12.05	11.50
25-Jul-15	12.32	12.24	11.50
25-Aug-15	12.07	12.05	11.50
25-Sep-15	12.07	12.05	11.50
25-Oct-15	12.30	12.24	11.50
25-Nov-15	12.06	12.05	11.50
25-Dec-15	12.28	12.24	11.50
25-Jan-16	12.05	12.05	11.50
25-Feb-16	12.05	12.05	11.50
25-Mar-16	12.51	12.46	11.50
25-Apr-16	12.04	12.06	11.50
25-May-16	12.26	12.25	11.50
25-Jun-16	12.03	12.06	11.50
25-Jul-16	12.24	12.25	11.50
25-Aug-16	12.02	12.06
25-Sep-16	12.02	12.06
25-Oct-16	12.22	12.26
25-Nov-16	12.01	12.06
25-Dec-16	12.21	12.26
25-Jan-17	12.00	12.06
25-Feb-17	11.99	12.06
25-Mar-17	12.63	12.69
25-Apr-17	11.98	12.06
25-May-17	12.18	12.26
25-Jun-17	11.98	12.06
25-Jul-17	12.16	12.26
25-Aug-17	11.97	12.03
25-Sep-17	11.96	11.79
25-Oct-17	12.14	11.98
25-Nov-17	11.95	11.80
25-Dec-17	12.13	11.99
25-Jan-18	11.94	11.80
25-Feb-18	11.94	11.80
25-Mar-18	12.50	12.41
25-Apr-18	11.93	11.81
25-May-18	12.10	12.00
25-Jun-18	11.92	11.82
25-Jul-18	12.09	12.01
25-Aug-18	11.91	11.82
25-Sep-18	11.91	11.83
25-Oct-18	12.07	12.02
25-Nov-18	11.90	11.83
25-Dec-18	12.06	12.03
25-Jan-19	11.89	11.84
25-Feb-19	11.89	11.84

Class 1-A-4 Available Funds Cap (continued)(1)(2)

Distribution Date	10% CPR	15% CPR
25-Mar-19	12.39	12.45
25-Apr-19	11.88	11.85
25-May-19	12.03	12.04
25-Jun-19	11.88	11.86
25-Jul-19	12.04	12.05
25-Aug-19	11.88	11.87
25-Sep-19	11.88	11.87
25-Oct-19	12.04	12.06
25-Nov-19	11.88	11.88
25-Dec-19	12.04	12.07
25-Jan-20	11.88
25-Feb-20	11.88
25-Mar-20	12.20
25-Apr-20	11.88
25-May-20	12.04
25-Jun-20	11.88
25-Jul-20	12.04
25-Aug-20	11.89
25-Sep-20	11.89
25-Oct-20	12.04
25-Nov-20	11.89
25-Dec-20	12.04
25-Jan-21	11.89
25-Feb-21	11.89
25-Mar-21	12.39
25-Apr-21	11.89
25-May-21	12.04
25-Jun-21	11.89
25-Jul-21	12.04
25-Aug-21	11.89
25-Sep-21	11.89
25-Oct-21	12.05
25-Nov-21	11.89
25-Dec-21	12.05
25-Jan-22	11.89
25-Feb-22	11.89
25-Mar-22	12.39
25-Apr-22	11.89
25-May-22	12.05
25-Jun-22	11.89
25-Jul-22	12.05
25-Aug-22	11.90
25-Sep-22	11.90
25-Oct-22	11.95
25-Nov-22	11.73
25-Dec-22	11.88
25-Jan-23	11.74
25-Feb-23	11.74
25-Mar-23	12.22
25-Apr-23	11.74
25-May-23	11.89
25-Jun-23	11.74
25-Jul-23	11.90
25-Aug-23	11.75
25-Sep-23	11.75
25-Oct-23	11.90
25-Nov-23	11.75
25-Dec-23	11.91
25-Jan-24	11.76
25-Feb-24	11.76
25-Mar-24	12.07
25-Apr-24	11.77
25-May-24	11.92
25-Jun-24	11.77
25-Jul-24	11.92
25-Aug-24	11.77
25-Sep-24	11.78
25-Oct-24	11.93
25-Nov-24	11.78
25-Dec-24	11.93
25-Jan-25	11.79
25-Feb-25	11.79
25-Mar-25	12.27
25-Apr-25	11.79
25-May-25	11.95
25-Jun-25	11.80
25-Jul-25	11.95
25-Aug-25	11.80
25-Sep-25	11.81

1.

Assumes 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR, and 1-Year CMT are 11.23%.

2.

Any available funds cap rate greater than 11.50% represents repayment of basis risk shortfall amounts from amounts received in respect of the related Yield Maintenance Agreement.

Class 1-A-5 Available Funds Cap(1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR
25-May-06	5.08	5.08	5.08	5.08
25-Jun-06	11.50	11.50	11.50	11.50
25-Jul-06	11.45	11.50	11.50	11.50
25-Aug-06	11.36	11.44	11.50	11.50
25-Sep-06	11.28	11.39	11.50	11.50
25-Oct-06	11.22	11.35	11.48	11.50
25-Nov-06	11.13	11.28	11.44	11.50
25-Dec-06	11.08	11.24	11.43	11.50
25-Jan-07	10.97	11.17	11.39	11.50
25-Feb-07	10.90	11.12	11.36	11.50
25-Mar-07	10.95	11.15	11.39	11.50
25-Apr-07	10.75	11.01	11.31	11.50
25-May-07	10.73	10.99	11.30	11.50
25-Jun-07	10.61	10.91	11.25	11.50
25-Jul-07	10.59	10.90	11.25	11.50
25-Aug-07	10.48	10.81	11.20	11.50
25-Sep-07	10.41	10.76	11.18	11.50
25-Oct-07	10.40	10.76	11.18	11.50
25-Nov-07	10.28	10.67	11.12	11.50
25-Dec-07	10.27	10.66	11.13	11.50
25-Jan-08	10.15	10.57	11.07	11.50
25-Feb-08	10.08	10.52	11.05	11.50
25-Mar-08	10.17	10.59	11.09	11.50
25-Apr-08	9.96	10.43	11.00	11.50
25-May-08	9.96	10.42	10.98	11.50
25-Jun-08	9.82	10.31	10.91	11.50
25-Jul-08	9.85	10.33	10.93	11.50
25-Aug-08	9.71	10.22	10.86	11.50
25-Sep-08	9.65	10.17	10.84	11.50
25-Oct-08	9.69	10.20	10.86	11.50
25-Nov-08	9.52	10.06	10.75	11.50
25-Dec-08	9.57	10.10	10.77	11.50
25-Jan-09	9.38	9.92	10.62	11.50
25-Feb-09	9.33	9.88	10.60	11.50
25-Mar-09	9.61	10.04	10.61	11.33
25-Apr-09	9.43	9.78	10.25	10.83
25-May-09	9.61	9.95	10.41	12.40
25-Jun-09	9.43	9.80	11.10	11.50
25-Jul-09	9.64	10.02	11.40	11.50
25-Aug-09	9.46	9.87	11.25	11.50
25-Sep-09	9.49	9.91	11.30	11.50
25-Oct-09	9.92	10.34	11.76	11.50
25-Nov-09	9.77	10.23	11.64	11.50
25-Dec-09	10.00	10.45	11.89	11.50
25-Jan-10	9.82	10.31	11.74	11.50
25-Feb-10	9.81	10.30	11.72	11.50
25-Mar-10	10.65	11.10	12.54	11.50
25-Apr-10	9.95	10.46	11.87	11.50
25-May-10	10.15	10.65	12.07	11.50
25-Jun-10	9.91	10.44	11.84	11.50
25-Jul-10	10.11	10.81	12.04	11.50
25-Aug-10	9.88	11.04	11.82	11.50
25-Sep-10	9.86	11.02	11.80	11.50
25-Oct-10	10.06	11.23	11.99	11.50
25-Nov-10	9.85	11.01	11.80	11.50
25-Dec-10	10.06	11.22	12.00	11.50
25-Jan-11	9.97	11.09	11.86	11.50
25-Feb-11	11.03	11.95	12.47	11.50
25-Mar-11	13.63	14.42	14.67	11.50
25-Apr-11	12.16	12.85	13.07	11.50
25-May-11	12.63	13.34	13.57	11.50
25-Jun-11	12.17	12.85	13.07	11.50
25-Jul-11	12.64	13.34	13.57	11.50
25-Aug-11	12.19	12.86	13.08	11.50
25-Sep-11	12.19	12.86	13.08	11.50
25-Oct-11	12.66	13.35	13.57	11.50
25-Nov-11	12.20	12.86	13.08	11.50
25-Dec-11	12.67	13.35	13.57	11.50
25-Jan-12	12.21	12.86	13.08	11.50
25-Feb-12	12.21	12.86	13.07	11.50
25-Mar-12	13.18	13.87	14.10	11.50
25-Apr-12	12.22	12.86	13.07	11.50
25-May-12	12.69	13.35	13.57	11.50
25-Jun-12	12.23	12.86	13.07	11.50
25-Jul-12	12.70	13.34	13.57	11.50
25-Aug-12	12.24	12.86	13.07	11.50
25-Sep-12	12.24	12.86	13.07	11.50
25-Oct-12	12.93	13.34	13.57	11.50
25-Nov-12	12.67	12.86	13.07	11.50
25-Dec-12	13.16	13.34	13.57	11.50
25-Jan-13	12.67	12.86	12.83	11.50
25-Feb-13	12.67	12.85	11.50	11.50
25-Mar-13	14.23	14.43	11.50	11.50
25-Apr-13	12.67	12.85	11.50	11.50
25-May-13	13.15	13.34	11.50	11.50
25-Jun-13	12.67	12.85	11.50	11.50
25-Jul-13	13.15	13.34	11.50	11.50
25-Aug-13	12.66	12.85	11.50	11.50
25-Sep-13	12.66	12.85	11.50	11.50
25-Oct-13	13.15	13.34	11.50	11.50
25-Nov-13	12.66	12.85	11.50	11.50
25-Dec-13	13.15	13.34	11.50	11.50
25-Jan-14	12.66	12.85	11.50	11.50
25-Feb-14	12.66	12.85	11.50	11.50
25-Mar-14	14.23	14.43	11.50	11.50
25-Apr-14	12.66	12.85	11.50	11.50
25-May-14	13.15	13.34	11.50
25-Jun-14	12.66	12.85	11.50
25-Jul-14	13.15	13.34	11.50
25-Aug-14	12.66	12.85	11.50
25-Sep-14	12.66	12.85	11.50
25-Oct-14	13.15	13.34	11.50
25-Nov-14	12.66	12.85	11.50
25-Dec-14	13.15	13.34	11.50
25-Jan-15	12.66	12.85	11.50
25-Feb-15	12.66	12.85	11.50
25-Mar-15	14.23	14.42	11.50
25-Apr-15	12.67	12.85	11.50
25-May-15	13.15	13.34	11.50
25-Jun-15	12.67	12.85	11.50
25-Jul-15	13.15	13.34	11.50
25-Aug-15	12.67	12.85	11.50
25-Sep-15	12.67	12.85	11.50
25-Oct-15	13.15	13.34	11.50
25-Nov-15	12.67	12.85	11.50
25-Dec-15	13.16	13.34	11.50
25-Jan-16	12.67	12.86	11.50
25-Feb-16	12.68	12.87	11.50
25-Mar-16	13.69	13.88	11.50
25-Apr-16	12.69	12.88	11.50
25-May-16	13.18	13.37	11.50
25-Jun-16	12.69	12.88	11.50
25-Jul-16	13.18	13.37	11.50
25-Aug-16	12.69	12.88
25-Sep-16	12.69	12.88
25-Oct-16	13.18	13.37
25-Nov-16	12.69	12.88
25-Dec-16	13.18	13.38
25-Jan-17	12.69	12.88
25-Feb-17	12.69	12.89
25-Mar-17	14.27	14.47
25-Apr-17	12.69	12.89
25-May-17	13.18	13.38
25-Jun-17	12.69	12.89
25-Jul-17	13.18	13.38
25-Aug-17	12.69	12.80
25-Sep-17	12.70	12.22
25-Oct-17	13.19	12.69
25-Nov-17	12.70	12.23
25-Dec-17	13.19	12.71
25-Jan-18	12.70	12.24
25-Feb-18	12.70	12.25
25-Mar-18	14.27	13.77
25-Apr-18	12.70	12.27
25-May-18	13.19	12.74
25-Jun-18	12.70	12.28
25-Jul-18	13.19	12.76
25-Aug-18	12.70	12.30
25-Sep-18	12.70	12.31
25-Oct-18	13.19	12.78
25-Nov-18	12.70	12.32
25-Dec-18	13.19	12.80
25-Jan-19	12.70	12.34
25-Feb-19	12.70	12.35

Class 1-A-5 Available Funds Cap (continued)(1)(2)

Distribution Date	10% CPR	15% CPR
25-Mar-19	14.28	13.87
25-Apr-19	12.70	12.37
25-May-19	13.19	12.85
25-Jun-19	12.70	12.39
25-Jul-19	13.20	12.87
25-Aug-19	12.71	12.40
25-Sep-19	12.71	12.41
25-Oct-19	13.20	12.89
25-Nov-19	12.71	12.44
25-Dec-19	13.20	12.92
25-Jan-20	12.71
25-Feb-20	12.71
25-Mar-20	13.73
25-Apr-20	12.71
25-May-20	13.21
25-Jun-20	12.72
25-Jul-20	13.21
25-Aug-20	12.72
25-Sep-20	12.72
25-Oct-20	13.21
25-Nov-20	12.72
25-Dec-20	13.21
25-Jan-21	12.72
25-Feb-21	12.72
25-Mar-21	14.31
25-Apr-21	12.73
25-May-21	13.22
25-Jun-21	12.73
25-Jul-21	13.22
25-Aug-21	12.73
25-Sep-21	12.73
25-Oct-21	13.23
25-Nov-21	12.74
25-Dec-21	13.23
25-Jan-22	12.74
25-Feb-22	12.74
25-Mar-22	14.33
25-Apr-22	12.74
25-May-22	13.24
25-Jun-22	12.75
25-Jul-22	13.24
25-Aug-22	12.75
25-Sep-22	12.75
25-Oct-22	12.92
25-Nov-22	12.23
25-Dec-22	12.71
25-Jan-23	12.24
25-Feb-23	12.25
25-Mar-23	13.79
25-Apr-23	12.26
25-May-23	12.74
25-Jun-23	12.27
25-Jul-23	12.75
25-Aug-23	12.28
25-Sep-23	12.29
25-Oct-23	12.77
25-Nov-23	12.30
25-Dec-23	12.78
25-Jan-24	12.31
25-Feb-24	12.32
25-Mar-24	13.31
25-Apr-24	12.33
25-May-24	12.82
25-Jun-24	12.35
25-Jul-24	12.83
25-Aug-24	12.36
25-Sep-24	12.37
25-Oct-24	12.85
25-Nov-24	12.38
25-Dec-24	12.87
25-Jan-25	12.40
25-Feb-25	12.41
25-Mar-25	13.95
25-Apr-25	12.42
25-May-25	12.91
25-Jun-25	12.44
25-Jul-25	12.93
25-Aug-25	12.46
25-Sep-25	12.47

1.

Assumes 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR, and 1-Year CMT are 11.25%.

2.

Any available funds cap rate greater than 11.50% represents repayment of basis risk shortfall amounts from amounts received in respect of the related Yield Maintenance Agreement.

JPALT 2006-A2 Preliminary Term Sheet: Excess Interest

April 4, 2006

Pool 1 Excess Interest(1)(2)

Distribution Period	Excess Interest (%) (1)(2)
25-May-06	2.15
25-Jun-06	1.30
25-Jul-06	1.38
25-Aug-06	1.18
25-Sep-06	1.11
25-Oct-06	1.22
25-Nov-06	1.08
25-Dec-06	1.23
25-Jan-07	1.04
25-Feb-07	1.09
25-Mar-07	1.62
25-Apr-07	1.07
25-May-07	1.22
25-Jun-07	1.01
25-Jul-07	1.16
25-Aug-07	0.95
25-Sep-07	0.92
25-Oct-07	1.08
25-Nov-07	0.88
25-Dec-07	1.06
25-Jan-08	0.87
25-Feb-08	0.88
25-Mar-08	1.27
25-Apr-08	0.94
25-May-08	1.18
25-Jun-08	1.04
25-Jul-08	1.27
25-Aug-08	1.13
25-Sep-08	1.17
25-Oct-08	1.38
25-Nov-08	1.25
25-Dec-08	1.46
25-Jan-09	1.33
25-Feb-09	1.34
25-Mar-09	2.00
25-Apr-09	1.64
25-May-09	1.80
25-Jun-09	1.49
25-Jul-09	1.65
25-Aug-09	1.44
25-Sep-09	1.41
25-Oct-09	1.60
25-Nov-09	1.40
25-Dec-09	1.57
25-Jan-10	1.37
25-Feb-10	1.35
25-Mar-10	1.92
25-Apr-10	1.37
25-May-10	1.56
25-Jun-10	1.37
25-Jul-10	1.56
25-Aug-10	1.37
25-Sep-10	1.38
25-Oct-10	1.56
25-Nov-10	1.38
25-Dec-10	1.57
25-Jan-11	1.41
25-Feb-11	1.62
25-Mar-11	2.46
25-Apr-11	1.88
25-May-11	2.07
25-Jun-11	1.88
25-Jul-11	2.07
25-Aug-11	1.88
25-Sep-11	1.89
25-Oct-11	2.09
25-Nov-11	1.91
25-Dec-11	2.11
25-Jan-12	1.93
25-Feb-12	1.94
25-Mar-12	2.34
25-Apr-12	1.98
25-May-12	2.18
25-Jun-12	1.99
25-Jul-12	2.19
25-Aug-12	2.02
25-Sep-12	2.03

1.

Assumes no losses, 10% cleanup call, 30% CPR and 1 month LIBOR, 6 month LIBOR, 1-year LIBOR, and 1 year CMT, are run to their respective forward rate curves as of April 3, 2006.

2.

Excess Interest is equal to (A) the product of (1) 12 and (2) interest remaining after payment of Current Interest on the LIBOR Certificates, divided by (B) the principal balance of the LIBOR Certificates.

JPALT 2006-A2 Preliminary Term Sheet: Yield Maintenance Agreement Schedules

April 4, 2006

YIELD MAINTENANCE AGREEMENT SCHEDULES

Class 1-A-1 Yield Maintenance Agreement

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)	Rate Cap Ceiling (%)
May 2006	150,000,000.00	99.000	11.500
Jun 2006	146,123,135.98	6.166	11.500
Jul 2006	142,338,338.89	6.377	11.500
Aug 2006	138,643,459.09	6.166	11.500
Sep 2006	135,036,361.86	6.166	11.500
Oct 2006	131,514,963.09	6.377	11.500
Nov 2006	128,077,228.13	6.166	11.500
Dec 2006	124,721,170.63	6.378	11.500
Jan 2007	121,444,851.36	6.166	11.500
Feb 2007	118,246,377.12	6.166	11.500
Mar 2007	115,123,899.61	6.846	11.500
Apr 2007	112,075,614.42	6.166	11.500
May 2007	109,099,759.95	6.378	11.500
Jun 2007	106,194,616.39	6.166	11.500
Jul 2007	103,358,504.77	6.378	11.500
Aug 2007	100,589,785.94	6.166	11.500
Sep 2007	97,886,859.65	6.166	11.500
Oct 2007	95,248,163.65	6.378	11.500
Nov 2007	92,672,172.74	6.166	11.500
Dec 2007	90,157,397.94	6.378	11.500
Jan 2008	87,702,385.58	6.166	11.500
Feb 2008	85,305,716.50	6.166	11.500
Mar 2008	82,966,005.24	6.604	11.500
Apr 2008	80,681,899.20	6.166	11.500
May 2008	77,143,706.31	6.382	11.500
Jun 2008	74,997,976.36	6.170	11.500
Jul 2008	72,903,244.97	6.382	11.500
Aug 2008	70,858,300.99	6.170	11.500
Sep 2008	68,861,962.01	6.170	11.500
Oct 2008	66,913,073.67	6.382	11.500
Nov 2008	63,937,821.33	6.184	11.500
Dec 2008	62,023,958.48	6.397	11.500
Jan 2009	58,584,877.15	6.206	11.500
Feb 2009	56,882,056.94	6.206	11.500
Mar 2009	48,079,355.84	6.961	11.500
Apr 2009	32,214,998.49	6.370	11.500
May 2009	31,137,981.09	6.588	11.500
Jun 2009	31,137,981.09	6.370	11.500
Jul 2009	31,137,981.09	6.588	11.500
Aug 2009	31,137,981.09	6.370	11.500
Sep 2009	31,137,981.09	6.370	11.500
Oct 2009	31,137,981.09	6.588	11.500
Nov 2009	31,137,981.09	6.370	11.500
Dec 2009	31,137,981.09	6.588	11.500
Jan 2010	30,607,601.41	6.370	11.500
Feb 2010	29,879,046.29	6.370	11.500
Mar 2010	29,167,812.22	7.072	11.500
Apr 2010	28,473,487.77	6.370	11.500
May 2010	27,795,671.27	6.588	11.500
Jun 2010	27,133,970.60	6.370	11.500
Jul 2010	26,488,002.93	6.588	11.500
Aug 2010	25,857,394.53	6.370	11.500
Sep 2010	25,241,780.55	6.370	11.500
Oct 2010	24,640,804.77	6.588	11.500
Nov 2010	24,054,119.46	6.370	11.500
Dec 2010	23,481,385.13	6.588	11.500
Jan 2011	21,592,521.59	6.364	11.500
Feb 2011	10,721,379.49	6.272	11.500

Class 1-A-2 Yield Maintenance Agreement

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)	Rate Cap Ceiling (%)
May 2006	200,287,000.00	99.000	11.500
Jun 2006	191,610,242.34	6.276	11.500
Jul 2006	183,139,538.41	6.487	11.500
Aug 2006	174,870,077.22	6.276	11.500
Sep 2006	166,797,080.99	6.276	11.500
Oct 2006	158,915,885.35	6.487	11.500
Nov 2006	151,221,936.58	6.276	11.500
Dec 2006	143,710,789.04	6.488	11.500
Jan 2007	136,378,102.57	6.276	11.500
Feb 2007	129,219,640.01	6.276	11.500
Mar 2007	122,231,264.74	6.956	11.500
Apr 2007	115,408,938.30	6.276	11.500
May 2007	108,748,718.08	6.488	11.500
Jun 2007	102,246,755.02	6.276	11.500
Jul 2007	95,899,291.41	6.488	11.500
Aug 2007	89,702,658.71	6.276	11.500
Sep 2007	83,653,275.43	6.276	11.500
Oct 2007	77,747,645.09	6.488	11.500
Nov 2007	71,982,354.19	6.276	11.500
Dec 2007	66,354,070.23	6.488	11.500
Jan 2008	60,859,539.79	6.276	11.500
Feb 2008	55,495,586.70	6.276	11.500
Mar 2008	50,259,110.12	6.714	11.500
Apr 2008	45,147,082.84	6.276	11.500
May 2008	37,228,300.50	6.492	11.500
Jun 2008	32,425,970.91	6.280	11.500
Jul 2008	27,737,780.53	6.492	11.500
Aug 2008	23,161,018.68	6.280	11.500
Sep 2008	18,693,039.01	6.280	11.500
Oct 2008	14,331,258.01	6.492	11.500
Nov 2008	7,672,385.42	6.294	11.500
Dec 2008	3,388,994.48	6.507	11.500

Class 1-A-3 Yield Maintenance Agreement

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)	Rate Cap Ceiling (%)
May 2006	62,729,000.00	99.000	11.500
Jun 2006	62,729,000.00	6.176	11.500
Jul 2006	62,729,000.00	6.387	11.500
Aug 2006	62,729,000.00	6.176	11.500
Sep 2006	62,729,000.00	6.176	11.500
Oct 2006	62,729,000.00	6.387	11.500
Nov 2006	62,729,000.00	6.176	11.500
Dec 2006	62,729,000.00	6.388	11.500
Jan 2007	62,729,000.00	6.176	11.500
Feb 2007	62,729,000.00	6.176	11.500
Mar 2007	62,729,000.00	6.856	11.500
Apr 2007	62,729,000.00	6.176	11.500
May 2007	62,729,000.00	6.388	11.500
Jun 2007	62,729,000.00	6.176	11.500
Jul 2007	62,729,000.00	6.388	11.500
Aug 2007	62,729,000.00	6.176	11.500
Sep 2007	62,729,000.00	6.176	11.500
Oct 2007	62,729,000.00	6.388	11.500
Nov 2007	62,729,000.00	6.176	11.500
Dec 2007	62,729,000.00	6.388	11.500
Jan 2008	62,729,000.00	6.176	11.500
Feb 2008	62,729,000.00	6.176	11.500
Mar 2008	62,729,000.00	6.614	11.500
Apr 2008	62,729,000.00	6.176	11.500
May 2008	62,729,000.00	6.392	11.500
Jun 2008	62,729,000.00	6.180	11.500
Jul 2008	62,729,000.00	6.392	11.500
Aug 2008	62,729,000.00	6.180	11.500
Sep 2008	62,729,000.00	6.180	11.500
Oct 2008	62,729,000.00	6.392	11.500
Nov 2008	62,729,000.00	6.194	11.500
Dec 2008	62,729,000.00	6.407	11.500
Jan 2009	58,421,032.42	6.216	11.500
Feb 2009	54,609,973.21	6.216	11.500
Mar 2009	34,908,765.24	6.971	11.500

Class 1-A-4 Yield Maintenance Agreement

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)	Rate Cap Ceiling (%)
May 2006	72,697,000.00	99.000	11.500
Jun 2006	72,697,000.00	6.076	11.500
Jul 2006	72,697,000.00	6.287	11.500
Aug 2006	72,697,000.00	6.076	11.500
Sep 2006	72,697,000.00	6.076	11.500
Oct 2006	72,697,000.00	6.287	11.500
Nov 2006	72,697,000.00	6.076	11.500
Dec 2006	72,697,000.00	6.288	11.500
Jan 2007	72,697,000.00	6.076	11.500
Feb 2007	72,697,000.00	6.076	11.500
Mar 2007	72,697,000.00	6.756	11.500
Apr 2007	72,697,000.00	6.076	11.500
May 2007	72,697,000.00	6.288	11.500
Jun 2007	72,697,000.00	6.076	11.500
Jul 2007	72,697,000.00	6.288	11.500
Aug 2007	72,697,000.00	6.076	11.500
Sep 2007	72,697,000.00	6.076	11.500
Oct 2007	72,697,000.00	6.288	11.500
Nov 2007	72,697,000.00	6.076	11.500
Dec 2007	72,697,000.00	6.288	11.500
Jan 2008	72,697,000.00	6.076	11.500
Feb 2008	72,697,000.00	6.076	11.500
Mar 2008	72,697,000.00	6.514	11.500
Apr 2008	72,697,000.00	6.076	11.500
May 2008	72,697,000.00	6.292	11.500
Jun 2008	72,697,000.00	6.080	11.500
Jul 2008	72,697,000.00	6.292	11.500
Aug 2008	72,697,000.00	6.080	11.500
Sep 2008	72,697,000.00	6.080	11.500
Oct 2008	72,697,000.00	6.292	11.500
Nov 2008	72,697,000.00	6.094	11.500
Dec 2008	72,697,000.00	6.307	11.500
Jan 2009	72,697,000.00	6.116	11.500
Feb 2009	72,697,000.00	6.116	11.500
Mar 2009	72,697,000.00	6.871	11.500
Apr 2009	72,099,958.59	6.280	11.500
May 2009	69,689,500.31	6.498	11.500
Jun 2009	69,689,500.31	6.280	11.500
Jul 2009	69,689,500.31	6.498	11.500
Aug 2009	69,689,500.31	6.280	11.500
Sep 2009	69,689,500.31	6.280	11.500
Oct 2009	69,689,500.31	6.498	11.500
Nov 2009	69,689,500.31	6.280	11.500
Dec 2009	69,689,500.31	6.498	11.500
Jan 2010	68,502,464.62	6.280	11.500
Feb 2010	66,871,895.12	6.280	11.500
Mar 2010	65,280,091.63	6.982	11.500
Apr 2010	63,726,133.33	6.280	11.500
May 2010	62,209,121.27	6.498	11.500
Jun 2010	60,728,177.81	6.280	11.500
Jul 2010	59,282,446.19	6.498	11.500
Aug 2010	57,871,089.94	6.280	11.500
Sep 2010	56,493,292.49	6.280	11.500
Oct 2010	55,148,256.62	6.498	11.500
Nov 2010	53,835,204.05	6.280	11.500
Dec 2010	52,553,374.97	6.498	11.500
Jan 2011	48,325,934.67	6.274	11.500
Feb 2011	23,995,376.48	6.182	11.500

Class 1-A-5 Yield Maintenance Agreement

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%)	Rate Cap Ceiling (%)
May 2006	53,969,000.00	99.000	11.500
Jun 2006	52,574,130.17	6.096	11.500
Jul 2006	51,212,385.41	6.307	11.500
Aug 2006	49,882,992.29	6.096	11.500
Sep 2006	48,585,182.75	6.096	11.500
Oct 2006	47,318,206.95	6.307	11.500
Nov 2006	46,081,332.83	6.096	11.500
Dec 2006	44,873,845.72	6.308	11.500
Jan 2007	43,695,047.89	6.096	11.500
Feb 2007	42,544,258.18	6.096	11.500
Mar 2007	41,420,811.59	6.776	11.500
Apr 2007	40,324,058.90	6.096	11.500
May 2007	39,253,366.30	6.308	11.500
Jun 2007	38,208,115.01	6.096	11.500
Jul 2007	37,187,700.96	6.308	11.500
Aug 2007	36,191,534.38	6.096	11.500
Sep 2007	35,219,039.52	6.096	11.500
Oct 2007	34,269,654.29	6.308	11.500
Nov 2007	33,342,829.94	6.096	11.500
Dec 2007	32,438,030.73	6.308	11.500
Jan 2008	31,554,733.65	6.096	11.500
Feb 2008	30,692,428.09	6.096	11.500
Mar 2008	29,850,615.58	6.534	11.500
Apr 2008	29,028,809.45	6.096	11.500
May 2008	27,755,791.24	6.312	11.500
Jun 2008	26,983,771.91	6.100	11.500
Jul 2008	26,230,101.52	6.312	11.500
Aug 2008	25,494,344.31	6.100	11.500
Sep 2008	24,776,074.85	6.100	11.500
Oct 2008	24,074,877.82	6.312	11.500
Nov 2008	23,004,401.86	6.114	11.500
Dec 2008	22,315,806.77	6.327	11.500
Jan 2009	21,078,448.23	6.136	11.500
Feb 2009	20,465,784.87	6.136	11.500
Mar 2009	17,298,631.70	6.891	11.500
Apr 2009	11,590,741.69	6.300	11.500
May 2009	11,203,238.01	6.518	11.500
Jun 2009	11,203,238.01	6.300	11.500
Jul 2009	11,203,238.01	6.518	11.500
Aug 2009	11,203,238.01	6.300	11.500
Sep 2009	11,203,238.01	6.300	11.500
Oct 2009	11,203,238.01	6.518	11.500
Nov 2009	11,203,238.01	6.300	11.500
Dec 2009	11,203,238.01	6.518	11.500
Jan 2010	11,012,410.94	6.300	11.500
Feb 2010	10,750,281.66	6.300	11.500
Mar 2010	10,494,384.39	7.002	11.500
Apr 2010	10,244,571.08	6.300	11.500
May 2010	10,000,697.22	6.518	11.500
Jun 2010	9,762,621.73	6.300	11.500
Jul 2010	9,530,206.87	6.518	11.500
Aug 2010	9,303,318.17	6.300	11.500
Sep 2010	9,081,824.36	6.300	11.500
Oct 2010	8,865,597.29	6.518	11.500
Nov 2010	8,654,511.82	6.300	11.500
Dec 2010	8,448,445.83	6.518	11.500
Jan 2011	7,768,845.32	6.294	11.500
Feb 2011	3,857,480.86	6.202	11.500